Exhibit 99.1

Summit Financial Services Announces Third Quarter Results

BOCA RATON, Fla., November 14, 2008—Summit Financial Services Group, Inc. (OTC Bulletin Board: SFNS) announces financial results for the three-months and nine-months ended September 30, 2008.

Third Quarter 2008 v. Third Quarter 2007

•	Total revenues decreased approximately 2.1% to $8.81 million from $9.0 million.

•	Commission revenues decreased approximately 2.4% to $8.41 million from $8.62 million.

•	Net income decreased approximately 75.2% to $151,000 from $609,000.

Nine Months 2008 v. Nine Months 2007

•	Total revenues decreased approximately 7.2% to $26.10 million from $28.12 million.

•	Commission revenues decreased approximately 8.0% to $24.87 million from $27.03 million.

•	Net income decreased approximately 67.5% to $353,100 from $1,088,100.

Business Overview

The Company is a Florida-based financial services holding company that provides, through its operating subsidiary, Summit Brokerage Services, Inc. (“Summit Brokerage”), a broad range of securities brokerage and investment services to primarily individual investors. Summit Brokerage also sells insurance products, predominantly fixed and variable annuities and life insurance through its subsidiary, SBS Insurance Agency of Florida. Summit Brokerage also provides asset management services through its investment advisor, Summit Financial Group, Inc.

Summit Brokerage is registered with the Securities and Exchange Commission (SEC), and is a member of FINRA (f/k/a NASD), the Municipal Securities Rule Making Board, and the National Futures Association. The Company currently offers its services through a network of approximately 235 registered representatives, and its business plan is focused primarily on increasing its network of affiliated registered representatives through recruitment as well as by acquisitions.

Marshall Leeds, the Company’s Chairman, Chief Executive Officer and President, stated: “While the financial markets continue to exhibit volatility and unease, Summit continues to execute its long-term goal of expanding its footprint within the independent broker-dealer segment of the market by continuing to recruit talented investment advisors and further investing in the infrastructure necessary to support these advisors.”

SUMMIT FINANCIAL SERVICES GROUP, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Financial Condition

September 30, 2008

September 30, 2008
(unaudited)
ASSETS
Cash and cash equivalents	$5,820,276
Deposits held at clearing brokers	128,571
Commissions receivable	1,074,906
Other receivables, net	585,990
Securities owned, at fair value	9,609
Prepaid expenses	95,286
Property and equipment at cost, less accumulated depreciation of $197,053 and $134,870	159,406
Goodwill	500,714
Customer list, less accumulated amortization of $1,042,883 and $907,947	44,977
Deposits	7,862

TOTAL ASSETS	$8,427,597

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Accounts payable and accrued expenses	$1,106,621
Accrued commission expense	1,799,074

TOTAL LIABILITIES	2,905,695
STOCKHOLDERS’ EQUITY
Preferred stock, undesignated; par value $0.0001 per share; authorized 4,850,000 shares; none issued and outstanding	—
Preferred stock, Series A, 12% cumulative convertible; par value $0.0001 per share; authorized 150,000 shares; 125,000 issued and outstanding (liquidation preference of $125,000)	13
Common stock, par value $0.0001 per share; authorized 100,000,000 shares; 25,439,657 issued and 25,424,745 outstanding at September 30, 2008; 28,249,987 issued and 28,235,075outstanding at December 31, 2007	2,545
Additional paid-in capital	9,504,625
Unearned stock-based compensation	(685,671)
Treasury stock (14,912 shares, at cost)	(10,884)
Accumulated deficit	(3,288,726)

TOTAL STOCKHOLDERS’ EQUITY	5,521,902

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$8,427,597

Condensed Consolidated Statements of Income

Three Months Ended September 30, 2008 and 2007

	For The Three Months Ended September 30,
	2008	2007
	(Unaudited)	(Unaudited)
REVENUES
Commissions	$8,413,408	$8,623,899
Interest and dividends	317,767	304,424
Other	76,796	67,675

	8,807,971	8,995,998

EXPENSES
Commissions and clearing costs	6,833,635	7,030,297
Employee compensation and benefits	1,148,160	953,085
Occupancy and equipment	153,609	143,594
Communications	103,903	84,081
Legal, accounting and litigation costs	29,588	10,855
Depreciation and amortization	67,680	59,738
Other operating expenses	219,284	105,448

	8,555,859	8,387,098

INCOME BEFORE INCOME TAXES	252,112	608,900

PROVISION FOR INCOME TAXES	101,072	—

NET INCOME	$151,040	$608,900

BASIC EARNINGS PER SHARE	$0.0057	$0.0215

DILUTED EARNINGS PER SHARE	$0.0048	$0.0177

WEIGHTED AVERAGE SHARES OUTSTANDING
BASIC	25,688,204	28,210,075

DILUTED	30,943,406	34,159,882

Condensed Consolidated Statements of Income

Nine Month Ended September 30, 2008 and 2007

	For The Nine Months Ended September 30,
	2008	2007
	(Unaudited)	(Unaudited)
REVENUES
Commissions	$24,866,235	$27,025,985
Interest and dividends	960,736	863,137
Other	271,264	226,462

	26,098,235	28,115,584

EXPENSES
Commissions and clearing costs	20,138,048	22,282,985
Employee compensation and benefits	3,576,749	2,990,443
Occupancy and equipment	471,493	467,823
Communications	320,307	261,421
Legal, accounting and litigation costs	31,411	99,209
Depreciation and amortization	197,119	173,563
Other operating expenses	797,631	752,061

	25,532,758	27,027,505

INCOME BEFORE INCOME TAXES	565,477	1,088,079

PROVISION FOR INCOME TAXES	212,400	—

NET INCOME	$353,077	$1,088,079

BASIC EARNINGS PER SHARE	$0.0132	$0.0382

DILUTED EARNINGS PER SHARE	$0.0109	$0.0337

WEIGHTED AVERAGE SHARES OUTSTANDING
BASIC	25,798,424	28,210,075

DILUTED	31,269,734	31,995,617

“Forward-looking” Statements

This press release may contain “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995, as amended or by the Securities and Exchange Commission. Any such statements are made pursuant to the safe-harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, and they involve a number of risks and uncertainties that could cause actual results to differ materially from those that may be anticipated by or from the forward-looking statements. Important factors that could cause such a difference are set forth in the Company’s filings with the Securities and Exchange Commission and include, but are not limited to, investor confidence and the performance of the securities markets, and the availability of suitable candidates for the Company’s acquisition or recruitment.

For additional investor relations information, contact Summit Financial Services Group, Inc., Boca Raton, Florida – Steven C. Jacobs, CFO, 561-338-2600.